UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 752-6170

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 12, 2025, Cidara Therapeutics, Inc. (the “Company”) and Preetam Shah, Ph.D., MBA., the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, mutually agreed to Dr. Shah’s separation from such roles with the Company, effective February 24, 2025 (the “Separation Date”), in order for Dr. Shah to pursue other professional opportunities.

The terms of Dr. Shah’s separation from the Company have been memorialized in a Separation Agreement, dated February 14, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Shah will be entitled to (i) payment of nine months of salary, less all lawful and authorized withholdings and deductions, (ii) payment of the annual bonus for fiscal year 2024 as determined by the Compensation and Human Capital Committee of the Board of Directors of the Company (the “Board”), less all lawful and authorized withholdings and deductions and (iii) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period of up to 15 months following the Separation Date. In exchange for the consideration provided to Dr. Shah in the Separation Agreement, Dr. Shah agreed to waive and release any claims in connection with Dr. Shah’s employment and separation from the Company. In addition, Dr. Shah has agreed to serve as a consultant to the Company for at least the six-month period following the Separation Date, and his Company equity awards will continue to vest during such period of services.

The foregoing description of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(c)

On February 14, 2025, the Board appointed Frank Karbe, 56, as the Company’s Chief Financial Officer (including as its principal financial officer and principal accounting officer), effective as of Mr. Karbe’s employment start date, which is expected to be February 24, 2025.

Prior to joining the Company, Mr. Karbe served as President & Chief Executive Officer at Better Therapeutics, Inc., a company developing digital therapeutics to treat cardiometabolic diseases like heart disease and type 2 diabetes, from July 2022 to May 2024. Previously, he was Principal Financial and Accounting Officer of Myovant Sciences, Inc., a publicly traded biopharmaceutical company, from September 2016 to August 2021. Mr. Karbe was appointed as Myovant’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. Mr. Karbe has served as a director of Phathom Pharmaceuticals, Inc., publicly traded biopharmaceutical company, since April 2022. He received his Diplom Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany.

In connection with his appointment, the Company entered into an employment agreement with Mr. Karbe that will govern the terms of his employment with the Company (the “Employment Agreement”). The Employment Agreement provides that Mr. Karbe will receive an annual base salary of $525,000, less payroll deductions and withholdings, and will be eligible to receive an annual performance bonus with a target bonus percentage equal to 40% of his base salary. Mr. Karbe will also be entitled to receive a one-time signing bonus of $50,000, less payroll deductions and withholdings. The Employment Agreement provides that the Company will grant Mr. Karbe an option to purchase 115,000 shares of the Company’s common stock and a restricted stock unit for 57,500 shares of the Company’s common stock. In addition, Mr. Karbe is entitled to severance benefits upon a termination of his employment without “cause” or his resignation for “good reason” (each as defined in the Employment Agreement), including continued payment of base salary for nine months and payment of his group health insurance premiums for up to nine months. In addition, if Mr. Karbe’s employment is terminated without “cause” or he resigns for good reason within three months prior to or 12 months following a change in control, then he will be entitled to receive continued payment of base salary for 12 months, payment of his group health insurance premiums for up to 12 months, a pro-rated annual performance bonus and full accelerated vesting of any unvested equity awards. Mr. Karbe may also be entitled to receive tax gross up payments in the event any payments made in connection with a change in control are subject to the excise taxes imposed by Sections 280G and 4999 of the Internal Revenue Code. Mr. Karbe will also enter into the Company’s standard form of indemnification agreement for its directors and executive officers.

There are no family relationships between Mr. Karbe and any of the Company’s current or former directors or executive officers. Mr. Karbe has no direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. In addition, there are no arrangements or understandings between Mr. Karbe and any other person pursuant to which he was selected to his roles with the Company.

The foregoing description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(e)

The information set forth in Items 5.02(b) and (c) is incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated February 14, 2025, by and between Cidara Therapeutics, Inc. and Preetam Shah, Ph.D., M.B.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: February 18, 2025	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)